EXHIBIT 10.27


                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT is made as of the 21st day of May, 1997, by and between Top Source Technologies, Inc., a Delaware corporation (the "Company"), and William Willis, Jr. (the "Executive").


                           W I T N E S S E T H T H A T

                  WHEREAS, the Company wishes to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement;

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement. The term of this Agreement shall commence on the date of this Agreement and, unless earlier terminated in accordance with Section 5 hereof, shall continue through the third anniversary of such date (such three-year term shall be referred to herein as the "Employment Period").

                  2. POSITION AND DUTIES. (a) During the Employment Period, the Executive shall serve as President and Chief Executive Officer of the Company with such duties and responsibilities as are customarily assigned to such positions, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Board of Directors of the Company (the "Board"). The Executive shall be a member of the Board on the first day of the Employment Period, and the Board shall propose the Executive for re-election and shall use all reasonable efforts to have the Executive re-elected to the Board and for positions specified above throughout the Employment Period.

                  (b) During the Employment Period, the Executive shall report directly to the Board. All other executive officers of the Company shall report to the Executive.

                  (c) During the Employment Period, the Executive shall devote substantially all of his time and attention to the business and affairs of the Company and shall perform, faithfully and diligently his duties and responsibilities hereunder. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic, social or charitable boards or committees, so long as such activities do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

                  3. COMPENSATION. (a) BASE SALARY. The Executive's compensation during the Employment Period shall be determined by the Board upon the recommendation of the committee of the Board having responsibility for approving the compensation of senior executives (the "Compensation Committee"), subject to the next sentence and the other provisions of this Section 3. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of $300,000. The Annual Base Salary shall be payable on the first and fifteenth day of each calendar month (or, if any such date is not a business day, on the next business day following such date) during the Employment Period.

                  (b) PERFORMANCE BONUS. Executive also shall be eligible to receive a cash bonus ("Performance Bonus") for each successive period of four fiscal quarters (prorated for any partial period) during the Employment Period in an amount of between zero and 100% of the Annual Base Salary, to be determined on an annual basis in accordance with the provisions of this Section 3(b). The Performance Bonus, if any, for each successive four-quarter period shall be paid within 60 days after the end of such period.

                  The Performance Bonus shall consist of the following two components:

                  (A) The first component of the Performance Bonus shall be an amount of between zero and 50% of the Annual Base Salary based on the Company achieving certain earnings per share targets. For the first four fiscal quarters immediately following the date of this Agreement (i.e., the four fiscal quarters commencing on July 1, 1997), Executive shall receive an amount equal to 5% of Annual Base Salary if the Company achieves $.01 Earnings Per Share (as defined below) for such four quarters, 10% of Annual Base Salary if the Company achieves $.02 Earnings Per Share, 15% of Annual Base Salary if the Company achieves $.03 Earnings Per Share, 20% of Annual Base Salary if the Company achieves $.04
Earnings Per Share and 25% of Annual Base Salary if the Company achieves $.05 Earnings Per Share; for each additional full $.01 of Earnings Per Share above $.05, the Executive shall receive an additional 1% of the Annual Base Salary; provided, however, that in no event shall this component of the Performance Bonus for any year exceed 50% of the Annual Base Salary for such year.

                  The Earning Per Share targets for each succeeding four quarter period during the Employment Period shall be reset and established annually by the Compensation Committee in its sole and absolute discretion. The Compensation Committee shall notify the Executive promptly upon its determination of such subsequent targets.

                  For purposes of the foregoing, "Earnings Per Share" shall mean the Company's net income from continuing operations, inclusive of the Performance Bonus to be paid for such period, after income taxes but without giving effect to results of discontinued operations and any extraordinary tax accounting adjustments, divided by fully-diluted shares of the Company's common stock, determined in accordance with generally accepted accounting principles and as reported in the Company's financial statements included in its periodic filings with the Securities and Exchange Commission.

                  (B) The second component of the Performance Bonus shall be an amount of between zero and 50% of the Annual Base Salary based on the Company achieving approximately five targets for each period of four fiscal quarters during the Employment Period. The targets for the first four fiscal quarters immediately following the date of this Agreement shall be established within 60 days after the date of this Agreement based on the mutual written agreement of the Executive and the Compensation Committee (and with respect to which Executive and the Company agree to negotiate in good faith and as expeditiously as possible) and the targets for each succeeding four quarter period during the Employment Period shall be reset and established annually by the Compensation Committee in its sole and absolute discretion. Each target shall be given equal weight (so that, by way of illustration, if the Executive and the Compensation Committee agree upon five targets, the Executive shall be eligible to receive an amount of up to 10% of the Annual Base Salary upon meeting each such target), and the Executive's success in achieving each target shall be graded on a scale of 1-10 (so that, by way of illustration, if the Executive achieves a score of 5 for a target representing a maximum award of 10% of the Annual Base Salary, the Executive would receive an amount equal to 5% of the Annual Base Salary with respect to such target). The Compensation Committee, acting in its sole discretion, shall evaluate and determine the degree and/or quality of the Executive's achievement of the targets, and shall report its determinations to the Executive promptly in writing.

                  (c) STOCK OPTIONS. In addition to the payments provided above, on May 21, 1997, the Compensation Committee granted to the Executive, subject to the execution of this Agreement, options to purchase 500,000 shares of the Company's Common Stock pursuant to the Company's 1993 Stock Option Plan (the "Stock Option Plan"), with the purchase price upon exercise of such options equal to $2.00 per share (i.e., the closing price of the Common Stock on the American Stock Exchange on the date of such grant). The options shall vest as follows: (A) 100,000 options will become exercisable on the first anniversary of the date of this Agreement; (B) 100,000 options will become exercisable on the second anniversary of the date of this Agreement; (C) 100,000 options will become exercisable on the third anniversary of the date of this Agreement; (D) 100,000 options will become exercisable when the closing price for the Company's common stock on the American Stock Exchange (or such other exchange or trading system that constitutes the primary trading market for the Company's common stock) is $7.00 per share or higher for 30 consecutive trading days; and (E) 100,000 options will become exercisable when the closing price for the Company's common stock on the American Stock Exchange (or such other exchange or trading system that constitutes the primary trading market for the Company's common stock) is $9.00 per share or higher for 30 consecutive trading days; provided, however, that the vesting of such options shall be accelerated in the event of a Change in Control (as defined herein). Such options shall be incentive stock options to fullest extent permitted by applicable law and the Stock Option Plan. The grant of the options has been made by the Compensation Committee pursuant to the grant agreements attached hereto as Annexes A (with respect to incentive
stock   options)  and  B  (with  respect  to   non-qualified   stock   options),
respectively.

                  The Compensation Committee shall consider making further grants of options to the Executive on an annual basis during the Employment Period, although the Committee shall be under no obligation to make any such additional grants.

                  (d) AUTOMOBILE ALLOWANCE. During the Employment Period, the Company shall either (x) make available to the Executive a Company-owned car, or
(y) pay the Executive $600 per month as an automobile allowance, and also shall reimburse the Executive for up to $400 per month for expenses such as insurance premiums, parking, fuel and similar expenses relating to the maintenance of an automobile.

                  (e) REIMBURSEMENT OF EXPENSES AND ADMINISTRATIVE SUPPORT. The Company shall reimburse the Executive, upon the presentation of appropriate documentation, for 50% of the Executive's out-of-pocket expenses incurred in relocating in connection with his acceptance of employment with the Company, including, without limitation, real estate commission and related brokerage and legal expenses, moving expenses and similar items, up to a maximum of the sum of
(i) $45,000, plus (ii) the amount, if any, of any federal income taxes payable by the Executive with respect to such reimbursement. The Company also shall pay or reimburse the Executive, upon the presentation of appropriate documentation of such expenses, for all reasonable travel and other expenses incurred by the Executive in accordance with the Company's expense policies in performing his obligations under this Agreement. The Company further agrees to furnish the Executive with office space and administrative support in existing Company facilities whenever possible, and any other assistance and accommodations as shall be reasonably required by the Executive in the performance of his duties under this Agreement. The Executive shall review the foregoing expenses and other matters with the Compensation Committee on a quarterly basis.

                  (f) VACATION. Executive shall be entitled to four (4) weeks paid vacation in each calendar year.

                  (g) DEDUCTIONS. All payments made under this Agreement shall be subject to such deductions at the source as from time to time may be required to be made pursuant to any law, rule, regulation or order.

                  (h) CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

                           (A) A  person  or  entity  or  group  of  persons  or
                  entities, acting in concert, shall become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), of securities of the Company representing more than fifty percent (50%) of the combined voting power of the issued and outstanding common stock of the Company; or

                           (B) The majority of the Board is no longer  comprised
                  of the incumbent directors who constitute such board on the date of this Agreement and any other individual(s) who becomes a director subsequent to the date of this Agreement whose initial election or nomination for election as a director, as the case may be, was approved by at least a majority of the directors who comprised the incumbent directors as of the date of such election or nomination; or

                           (C) The Board shall approve a sale of all or substantially all of the assets of the Company; or

                           (D) The Board shall approve any merger, consolidation, or like business combination or reorganization of the Company the consummation of which would result in the occurrence of any event described in clause (A) or (B) above, and such transaction shall have been consummated.

                  4. PARTICIPATION IN BENEFIT PLANS. The Executive shall be entitled to participate, during the term of this Agreement, in the Company's benefit programs, including but not limited to the Company's 401K plan (for which the Executive shall be eligible to participate commencing 30 days after the date of this Agreement and with respect to which the Company, shall make the maximum matching contribution (presently $2,500 annually) permitted under the term of such plan and applicable law) and any other qualified or non-qualified pension plans, supplemental pension plans, group hospitalization, health, dental care, death benefit, post-retirement welfare plans, or other present or future group employee benefit plans or programs of the Company for which key executives are or shall become eligible (collectively, the "Benefit Plans"), on the same terms as other key executives of the Company. In addition to and without limiting the generality of the foregoing, during the Employment Period, (x) the Company shall reimburse the Executive for all medical expenses incurred by him and the members of his immediate family in connection with reasonable medical care (not including cosmetic surgery or procedures) to the extent not covered by the foregoing insurance up to a maximum of $10,000 per year, and (y) the Company shall obtain and maintain a term life insurance policy in the amount of $1,000,000, which policy shall be owned by the Executive, from a nationally-recognized insurance carrier reasonably acceptable to the Executive.

                  5.       TERMINATION OF EMPLOYMENT.

                  (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the
         Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that the Executive has been unable, for a period of not less than (x) 90 consecutive business days, or (y) 180 days within any 12 month period, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

                  (b)  BY  THE  COMPANY.  (i)  The  Company  may  terminate  the
         Executive's employment during the Employment Period for Cause or without Cause. "Cause" means (x) the conviction of the Executive for the commission of a felony related to the Executive's performance of his duties with the Company, (y) gross negligence or willful misconduct by the Executive that results in material and demonstrable monetary damage to the Company, or (z) continued failure or refusal by the Executive to substantially perform his duties hereunder (other than by reason of death or disability) after written notification and a 30-day cure period.

                  (ii) A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Special Board Meeting for Cause. The "Special Board Meeting for Cause" means a meeting of the Board called and held specifically for the purpose of considering the Executive's termination for Cause, that takes place not less than ten and not more than twenty business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting for Cause.

                  (iii) A termination of the Executive's employment without Cause shall be effected by giving the Executive written notice of the termination.

                  (c) GOOD REASON. (i) The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" means:

                           A. failure by the Company to re-elect  the  Executive
                  as a director and Chief Executive Officer, or the assignment to the Executive of any duties or responsibilities materially inconsistent with those customarily associated with the positions to be held by the Executive pursuant to this Agreement, or any other action by the Company that results in a material diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

                           B. any  failure  by the  Company  to comply  with any
                  provision of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

                           C. any  requirement  by the  Company not agreed to by
                  the Executive that the Executive's services be rendered primarily at a location or locations more than 50 miles distant from the Company's present executive offices in Palm Beach Gardens, Florida; or

                           D. any other material breach of this Agreement by the
                  Company that either is not taken in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive.

                  (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given).

            (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

                  (d) NO WAIVER. The failure to set forth any fact or circumstance in a Notice of Termination for Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

                  (e) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

                  6.       OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                  (a) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, the Company shall continue to pay to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), the Annual Base Salary provided for in Section 3(a) as in effect on the Date of Termination through the end of the month in which the Executive's death occurs. The Company also shall pay to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), in a lump sum in cash within 30 days of the Date of Termination (or, in the case of the amount referred to in clause (i) below, as soon as practicable after the calculation period in which the Date of Termination occurs), the sum of the following amounts (the "Accrued Obligations"): (i) any accrued but unpaid Performance Bonus, vacation pay or other monetary payments to which Executive was entitled on the Date of Termination, and (ii) a pro rata portion of the Performance Bonus for the year in which the Date of Termination occurs, based on the number of days of such year prior to the Date of Termination. With respect to medical insurance coverage, the Company shall continue to provide the spouse and dependents of the Executive, at the expense of the Company, with the medical insurance then provided generally to dependents of employees of the Company, for a period of one year following the termination of the employment of the Executive, which medical insurance coverage shall be included as part of any required continuation of coverage under Part 6, Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any similar state or local law ("COBRA Coverage"); provided, however, that the COBRA Coverage shall terminate with respect to such spouse and/or dependents as of the date that the spouse and/or dependents receive equivalent coverage and benefits under any plans, programs and/or arrangements of a subsequent employer. The rights and benefits of the estate or other legal representative of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. The rights and benefits of the estate or other legal representative of the Executive with respect to the options referred to in Section 3(c) shall be determined in accordance with the provisions of the plans and grant agreements governing such options. Except as otherwise specified in this Agreement, neither the estate or other legal representative of the Executive nor the Company shall have any further rights or obligations under this Agreement.

                  (b) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, the Company shall pay to the Executive, in a lump sum in cash within 30 days of the Date of Termination (or, in the case of any Performance Bonus, as soon as practicable after the end of the calculation period in which the Date of Termination occurs), the Accrued Obligations. The Company shall continue to provide the Executive and the spouse and dependents of the Executive, at the expense of the Company, with the medical insurance then provided generally to dependents of employees of the Company, for a period of one year following the termination of the employment of the Executive, which medical insurance coverage shall be included as part of any required COBRA Coverage; provided, however, that the COBRA Coverage shall terminate with respect to the Executive, the spouse and/or dependents of the Executive as of the date that any such individual receives equivalent coverage and benefits under any plans, programs and/or arrangements of a subsequent employer. The rights and benefits of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. The rights and benefits of the Executive with respect to the options referred to in Section 3(c) shall be determined in accordance with the provisions of the plans and grant agreements governing such options. Except as otherwise specified in this Agreement, neither the Executive nor the Company shall have any further rights or obligations under this Agreement.

                  (c) BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY, OR BY THE EXECUTIVE FOR GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause, death or Disability, or the Executive terminates employment for Good Reason, the Company shall, continue to pay to the Executive, until the expiration of 12 months after the Date of Termination, the Annual Base Salary provided for in Section 3(a). The Company also shall pay to the Executive, in a lump sum in cash within 30 days of the Date of Termination (or, in the case of any Performance Bonus, as soon as practicable after the end of the calculation period in which the Date of Termination occurs), the Accrued Obligations. The Company shall continue to provide the Executive and the spouse and dependents of the Executive, at the expense of the Company with the medical insurance then provided generally to dependents of employees of the Company, for a period of one year following the termination of the employment of the Executive, which medical insurance coverage shall be included as part of any required COBRA Coverage; provided, however, that the COBRA Coverage shall terminate with respect to the Executive, the spouse and/or dependents of the Executive as of the date that any such individual receives equivalent coverage and benefits under any plans, programs and/or arrangements of a subsequent employer. The rights and benefits of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. The rights and benefits of the Executive with respect to the options referred to in
Section 3(c) shall be determined in accordance with the provisions of the plans and grant agreements governing such options. Except as otherwise specified in this Agreement, neither the Executive nor the Company shall have any further rights or obligations under this Agreement. The payments and benefits provided pursuant to this paragraph (c) of Section 6 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason.

                  (d) BY THE COMPANY FOR CAUSE; BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated by the Company for Cause during the Employment Period, or if the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay to the Executive in a lump sum in cash within 30 days of the Date of Termination any portion of the Executive's Annual Base Salary through the Date of Termination that has not yet been paid plus any accrued but unpaid vacation pay to which Executive was entitled on the Date of Termination, and the Company shall have no further obligations under this Agreement, except as otherwise specified in this Agreement. The rights and benefits of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. The rights and benefits of the Executive with respect to the options referred to in Section 3(c) shall be determined in accordance with the provisions of the plans and grant agreements governing such options.

                  (e) The Company's obligation to deliver the liquidated damages payments described in paragraph (c) of this Section 6 shall be contingent on the Executive delivering to the Company, on or about the Date or Termination, a legal release in a form acceptable to counsel to the Company, releasing the Company, its affiliates, and the current and former directors, officers and employees of the Company from any obligations relating to his employment hereunder, subject to the Company's continuing obligations under this Agreement and subject to the Executive's continuing rights under the terms and conditions of the compensation and benefit plans in which the Executive is a participant, as such plans may be amended from time to time.

                  (f)  The  respective   obligations  of  the  Company  and  the
Executive under Sections 9, 10, 11, 12 and 13 shall survive any termination of Executive's employment.

                  (g) Notwithstanding any other provision of this Agreement, to the extent the Company reasonably determines that the Executive would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on any payments under Section 6 of this Agreement and such other amounts or benefits the Executive receives from the Company, any person whose actions result in a change of ownership covered by Section 280G(b)(2) of the Code or any person affiliated with the Company or such person, required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Code, the amounts provided under this Agreement shall be automatically reduced to an amount one dollar less than that which, when combined with such other amounts, would subject the Executive to such excise tax.

                  7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify, nor, subject to paragraph (f) of
Section 16, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Stock Option Plan, or any other plan, policy, practice or program of, or any contract of agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be.

                  8. NO OFFSET, ETC. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

                  9.  INVENTIONS.   Any  and  all  inventions,   innovations  or
improvements ("inventions") made, developed or created by the Executive (whether at the request or suggestion of the Company (which, as used in this Section 9, shall be deemed to include the Company and each of its subsidiaries) or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of his employment with the Company which may be directly or indirectly useful in, or relate to, the business of the Company, shall be promptly and fully disclosed by the Executive to the Board and shall be the Company's exclusive property as against the Executive, and the Executive shall promptly deliver to an appropriate representative of the Company as designated by the Board all papers, drawings, models, data and other material relating to any inventions made, developed or created by him as aforesaid. The Executive shall, at the request of the Company and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights to the Company with respect to such inventions as are to be the Company's exclusive property as against the Executive or to vest in the Company title to such inventions as against the Executive. The expense of securing any such patent or copyright shall be borne by the Company.

                  10. CONFIDENTIAL INFORMATION. The Executive shall hold all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 10) ("Confidential Information") in strict confidence. The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or regulation or by legal process. If the Executive is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information, the Executive will provide the Company, as promptly as the circumstances reasonably permit, with notice of such request or requirement and, unless a protective order or other appropriate relief is previously obtained, the Confidential Information, subject to such request, may be disclosed pursuant to and in accordance with the terms of such request or requirement, provided that the Executive shall use his best efforts to limit any such disclosure to the precise terms of such request or requirement.

                  11. NON-COMPETITION. The Executive acknowledges that the services to be rendered by him to the Company (which, as used in this Section 11 shall be deemed to include the Company and each of its subsidiaries) are of a special and unique character. In consideration of his employment hereunder, the Executive agrees, for the benefit of the Company, that he will not, during the term of this Agreement and thereafter until the earlier to occur of (x) the expiration of a period of twelve (12) months commencing on the date of termination of his employment with the Company or (y) a Change in Control, (a) engage, directly or indirectly, whether as principal, agent, distributor, representative, consultant, employee, partner, stockholder, limited partner or other investor (other than an investment of not more than (i) two percent (2%) of the stock or equity of any corporation the capital stock of which is publicly traded or (ii) two percent (2%) of the ownership interest of any limited partnership or other entity) or otherwise, within the United States of America, in any business which is competitive with the business now, or at any time during the term of this Agreement, conducted by the Company, (b) solicit or entice to endeavor to solicit or entice away from the Company any person who was an officer, employee or sales representative of the Company, either for his own account or for any individual, firm or corporation, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the Company, and the Executive agrees not to employ, directly or indirectly, any person who was an officer, employee or sales representative of the Company or who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the businesses or products of the Company, or (c) solicit or entice or endeavor to solicit or entice away from the Company any customer or prospective customer of the Company, either for his own account or for any individual, firm or corporation. In addition, the Executive shall not, at any time during the term of this Agreement or at any time thereafter, engage in the business which uses as its name, in whole or in part, "Top Source" or any other tradename or trademark or corporate name used by the Company or any of its subsidiaries.

                  12. INDEMNIFICATION. (a) The Company shall indemnify the Executive to the fullest extent permitted by Delaware law in effect as of the date hereof against all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, penalties, ERISA excise taxes, penalties and amounts paid in settlement) reasonably incurred by the Executive in connection with a Proceeding. For the purposes of this Section 12, a "Proceeding" shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative, in which the Executive is made, or is threatened to be made, a party to, or a witness in, such action, suit or proceeding by reason of the fact that he is or was an officer, director or employee of the Company or is or was serving as an officer, director, member, employee, trustee or agent of any other entity at the request of the Company, whether or not the basis of such Proceeding arises out of or in connection with the Executive's alleged action or omission in an official capacity.

                  (b) The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an itemized list of the costs and expenses and an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

                  (c) The Executive shall not be entitled to indemnification under this Section 12 unless he meets the standard of conduct specified in the Delaware General Corporation Law. Any indemnification under subsection (a) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Executive is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware Corporation Law. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (d) The Company shall not settle any Proceeding or claim in any manner which would impose on the Executive any penalty or limitation without his prior written consent. Neither the Company nor the Executive will unreasonably withhold its or his consent to any proposed settlement.

                  (e) The indemnification in this Section 12 shall inure to the benefit of the Executive's heirs, executors and administrators.

                  (f) The Company agrees to use its best efforts to obtain, continue and maintain an adequate directors and officers' liability insurance policy and shall cause such policy to cover the Executive to the extent the Company provides such coverage for its other executive officers.

                  13. SUCCESSORS; BENEFICIARIES. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

                  (d) The Executive shall be entitled,  to the extent  permitted under any applicable law, to select and change the beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

                  14. MISCELLANEOUS. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Executive:

                           Mr. William Willis, Jr.
                           5200 North Ocean Drive
                           20A Singer Island
                           Florida 33404

                           If to the Company:

                           Top Source Technologies, Inc.
                           7108 Fairway Drive, Suite 200
                           Palm Beach Garden, Florida  33418
                           Attention:  General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 14. Notices and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

                  (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert, any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 5 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

                  (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof.

                  (g) The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

                  (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of the Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.



                                      William Willis, Jr.



                                      TOP SOURCE TECHNOLOGIES, INC.


                                       By:
                                               David Natan
                                               Vice President and CFO

                          TOP SOURCE TECHNOLOGIES, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

TO:  William Willis, Jr.

                  As referenced in your employment agreement with Top Source Technologies, Inc. (the "Company") dated as of May 21, 1997 (the "Employment Agreement"), pursuant to the Company's 1993 Stock Option Plan, as amended (the Plan"), you have been granted non-qualified stock options for the purchase of 500,000 shares (the "Option") of the Company's Common Stock at various exercise prices as outlined in the attached Schedule A-1, the closing price of the Company's Common Stock on the American Stock Exchange on May 20, 1997. Please sign and return to the Company the acceptance and Acknowledgement attached to this Stock Option Agreement. The terms of the Plan, including, without limitation, those relating to withholding taxes, are incorporated into this Agreement by reference. This Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                  The terms of the Option are set forth in the Plan and in this Agreement. Certain of the terms set forth in the Plan are summarized below; however, reference should be made to the Plan for the complete terms.

                  Term: This Option shall terminate ten years from date of grant unless sooner terminated in accordance with the terms of the Plan and this Agreement.
 .

                  Exercise: During your lifetime only you can exercise the Option. The Plan also provides for exercise of the Option by the personal representative of your estate or the beneficiary thereof following your death. You may use the Notice of Exercise in the form attached to this Agreement when you exercise the Option.

                  Notices: All notices sent in connection with this Option shall be in writing and, if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, addressed to the attention of the Secretary and, if to the Optionee, shall be delivered personally or mailed to the Optionee at the address noted on the attached
Acceptance and Acknowledgement. Such addresses may be changed at any time by notice from one party to the other.

                  Payment for Shares: The Option may be paid for by delivery to the Company of the following together with the Notice of Exercise:

                  (a)      Bank certified or cashier's checks; or

                  (b) Unless the Committee (as defined in the Plan) in its sole discretion determines otherwise, shares of the capital stock of the Company held by you having a fair market value at the time of exercise, as determined in good faith by the Plan Administrator, equal to the exercise price.

                  Upon receipt of written notice of exercise and payment and delivery of any other required documentation, the Company shall deliver to the person exercising the Option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of this option that the Optionee pay, or make provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon exercise.

                  Termination: If your employment by the Company is terminated for Cause, as defined in the Employment Agreement, the Option will terminate as of the first discovery by the Company of any reason for termination for Cause. If your employment stops because of your Death or Disability, as defined in the Employment Agreement, the Option shall terminate 12 months after your employment stops. Otherwise the Option will terminate three months after your employment with the Company ends.

         Nothing in the Plan or in this Agreement shall confer on you any right to continue in the employ of the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate your employment at any time.

         Transfer of Option: The Option is not transferable except by will or by the applicable laws of descent and distribution.

         Vesting:  The Option is vested as outlined in Schedule A-1:


         Notwithstanding the foregoing, the vesting of such Options shall be accelerated in the event of a Change in Control, as that term is defined in the Employment Agreement.

         Date of Grant:  The date of grant of the Option is May 21, 1997.

         YOUR PARTICULAR ATTENTION IS DIRECTED TO SECTION 15 OF THE PLAN WHICH DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THE OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY SHARES TO YOU. THE COMPANY HAS NO OBLIGATION TO REGISTER THE SHARES THAT WOULD BE ISSUED UPON THE EXERCISE OF YOUR OPTION, AND IF SUCH SHARES ARE NOT REGISTERED, YOU WILL NOT BE ABLE TO EXERCISE THE OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME, EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO YOU PRIOR TO THE EXPIRATION OF THE OPTION. CONSEQUENTLY, YOU MIGHT HAVE NO OPPORTUNITY TO EXERCISE THE OPTION AND TO RECEIVE SHARES UPON SUCH EXERCISE. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR CONCERNING THE RAMIFICATIONS TO YOU OF HOLDING OR EXERCISING YOUR OPTIONS OR HOLDING OR SELLING THE SHARES UNDERLYING SUCH OPTIONS.

                  You understand that, during any period in which the shares which may be acquired pursuant to your Option are subject to the provisions of
Section 16 of the Securities Exchange Act of 1934 (and you are also so subject), in order for your transactions under the Plan to qualify for the exemption from
Section 16(b) provided by Rule 16b-3, a total of six months must elapse between the grant of the Option and the sale of the Option (other than upon exercise or conversion) or the shares underlying the Option.

                  All decisions or interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on the Company and you.

                  This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in the Plan, your executors, administrators, legatees, and heirs.

                  Please execute the Acceptance and Acknowledgement set forth below on the enclosed copy of this Agreement and return it to the undersigned.

         Very truly yours,


         TOP SOURCE TECHNOLOGIES, INC.


Dated: As of May 21, 1997


                          By:_/s/David Natan
                              DAVID NATAN

INSTRUCTION: PLEASE COMPLETE THE INFORMATION REQUESTED BELOW, DETACH THIS PAGE AFTER SIGNING WHERE INDICATED AND RETURN TO THE COMPANY.



                         ACCEPTANCE AND ACKNOWLEDGEMENT
I, a resident of the State of Florida, accept the non-qualified stock option described in the Non-Qualified Stock Option Agreement dated as of May 21, 1997 and in the Top Source Technologies, Inc. 1993 Stock Option Plan, as amended, and acknowledge receipt of a copy of this Agreement. I have read and understand all the provisions and limitations of the Plan, particularly those relating to non-qualified stock options and the provisions of Section 15 of the Plan relating to securities regulations.

Dated: As of May 21, 1997



/s/William C. William
------------------------------
  Signature





Name:     William Willis, Jr.

Address:

                          TOP SOURCE TECHNOLOGIES, INC.
                NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

                         ------------------------------
                              (Name, please print)

                         ------------------------------
                                     (Date)

TOP SOURCE TECHNOLOGIES, INC.
7108 Fairway Drive
Suite 200
Palm Beach Garden, Florida  33418

Gentlemen:

I hereby exercise my right to purchase _______________ shares of Common Stock of Top Source Technologies, Inc., a Delaware corporation (the"Company"), pursuant to, and in accordance with, the Top Source Technologies, Inc. 1993 Stock Option Plan and the Non-Qualified Stock Option Agreement ("Agreement") dated as of , 1997. As provided in that Agreement, I hereby: [check one]

                  [ ] deliver herewith a certified or bank cashier's check in the amount of the aggregate option exercise price; or

                  [ ] undertake to deliver shares of the capital stock of the Company held by me having a fair market value at the time of exercise, as determined in good faith by the Plan Administrator, equal to the aggregate option exercise price.

                  Please deliver to me stock certificates representing the subject shares registered as follows:

         Name:___________________________________________

         Address:_________________________________________

         ------------------------------------------------

         Social Security Number ____________________________

         The aggregate exercise price is $ _________ (total number of shares to be purchased x $--------).

         (1) Tax Implications. I understand that there are certain tax implications to my exercise of my right to purchase shares of Common Stock under the Agreement. I further understand that it is my obligation to confer with my own tax advisor with respect to such tax implications.

         (2) Securities Regulation. I hereby represent and acknowledge that (i) the shares of Common Stock I propose to purchase (i) are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act of 1933, as amended (the "Act")), (ii) I have been advised and understand that (A) such shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register such shares under the Act or to take any action which would make available to me any exemption from such registration, and (iii) such shares may not be transferred without compliance with all applicable federal and state securities laws.


                                 Very truly yours,


                                 ------------------------------
                                 Name:

                                  SCHEDULE A - 1

                                       OF

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                          TOP SOURCE TECHNOLOGIES, INC.

                                       AND

                             WILLIAM C. WILLIS, JR.

                                  MAY 21, 1997




============================================================================


         On May 21, 1997, the Company granted to William C. Willis, Jr. 300,000 non-qualified stock options at a price of $2.00 per share which vest in three equal increments of 100,000 options each on May 21, 1998, 1999 and 2,000, subject to Mr. Willis' continued employment with the Company.

         Additionally, on May 21, 1997, the Company granted to William C. Willis, Jr. 200,000 non-qualified stock options at a price of $2.00 per share which become exercisable, if at all, in two 100,000 increments if the closing price of the Company's common stock on the American Stock Exchange is or exceeds $7.00 and $9.00, respectively, for at least 30 consecutive trading days and Mr. Willis is employed by the Company at the end of such period. All 500,000 options become immediately exercisable in the future upon certain unusual contingencies.

         The above information was filed with the Securities and Exchange Commission on a Form 3 dated May 27, 1997.